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                                                                    Exhibit 10.4

                            CENTERPOINT ENERGY, INC.
                             EXECUTIVE BENEFITS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 18, 2003)

                                    RECITALS

                  WHEREAS, Reliant Energy, Incorporated (formerly, Houston Industries Incorporated), a Texas corporation ("REI"), established the Houston Industries Incorporated Executive Benefits Plan (the "Plan"), effective as of June 1, 1982; and

                  WHEREAS, the Plan was frozen to new participants effective as of July 1, 1996; and

                  WHEREAS, effective as of August 31, 2002, CenterPoint Energy, Inc., a Texas corporation (the "Company"), became the successor of REI; and further

                  WHEREAS, pursuant to Section 8.1 of the Plan, the Company desires to amend the Plan (1) to change the name of the Plan and Company and (2) to reflect the Plan's frozen status;

                  NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Plan is hereby amended and restated effective as of June 18, 2003, as follows:

                                    ARTICLE I

                               PURPOSE OF THE PLAN

                  The purpose of the Plan is to assist the Company and its Affiliates in retaining qualified executive officers and to provide such eligible employees of the Company and its Affiliates with salary continuation benefits and supplemental retirement, death and/or disability benefits. The Plan was frozen as to new Participants, effective as of July 1, 1996.

                                   ARTICLE II

                                   DEFINITIONS

                  "Affiliate" means any corporation which has adopted this Plan and the shares of which are owned or controlled, directly or indirectly, by the Company representing eighty percent (80%) or more, of the voting power of the issued and outstanding capital stock of such corporation.

                  "Board" means the Board of Directors of the Company.

                  "Committee" means the Compensation Committee appointed by the Board, which shall administer the Plan.

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                  "Company" means CenterPoint Energy, Inc., a Texas corporation, or any successor.

                  "Employee" means any active or retired officer of the Company or of an Affiliate, who is or has been compensated for such employment by a regular salary.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Executive Benefits Agreement" means a written agreement entered into by a Participant with the Company setting forth the terms, conditions and limitations of a Participant's benefits under the Plan.

                  "Participant" means an Employee of the Company or an Affiliate who is selected by the Committee to participate in the Plan and enters into an Executive Benefits Agreement with the Company prior to July 1, 1996.

                  "Plan" means the CenterPoint Energy, Inc. Executive Benefits Plan set forth herein, as amended and restated effective June 18, 2003, as the same may hereafter be amended from time to time.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 Powers and Duties. The Committee shall perform all such duties as are necessary to supervise the administration of the Plan and to control its operation in accordance with the terms thereof, including, but not limited to, the following:

                  (a) To determine the eligibility of each Employee for participation in the Plan and to select Participants;

                  (b) To determine the type and level of benefits to be provided to each Participant under the Plan;

                  (c) To set down uniform and nondiscriminatory rules of interpretation and administration of the Plan which may be modified from time to time in the Committee's sole discretion;

                  (d) To publish and file or cause to be published and filed or disclosed all reports and disclosures required by federal or state law;

                  (e) To keep a record of all the Committee's proceedings and acts; and

                  (f) To keep all such books of account, records and other data as may be necessary for the proper administration of the Plan.

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                  The Committee shall have all powers necessary or appropriate to carry out its duties, including the discretionary authority to determine eligibility or/and entitlement to benefits and the authority to interpret the provisions of the Plan and to determine the facts and circumstances of claims for benefits. Any action by the Committee with respect to the Plan (including, without limitation, the Committee's interpretation or administration of the
Plan) shall be conclusive and binding upon any and all persons affected hereby, subject to the exclusive claims procedure set forth in Section 7.1.

                  Notwithstanding anything else to the contrary, benefits under this Plan will be paid only if the Committee decides in its discretion that the Participant is entitled to them.

         3.2 Payment of Expenses. The Committee shall serve without compensation for its services as Plan administrator, but all expenses incurred in the administration of the Plan shall be paid by the Company.

         3.3 Indemnities. The Company shall indemnify each member of the Committee or his or her agents against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when the same is determined to be due to the gross negligence or willful misconduct of any such person.

                                   ARTICLE IV

                            PARTICIPATION IN THE PLAN

                  Prior to July 1, 1996, the Committee established from time to time such eligibility requirements for participation in the Plan as it deemed appropriate; provided, however, that only active or retired salaried officers of the Company and Affiliates were eligible to participate in the Plan. To be a Participant, each such eligible Employee chosen by the Committee to participate in the Plan must have entered into an Executive Benefits Agreement prior to July 1 1996. No Employee shall have any rights whatsoever under the Plan other than the rights and benefits granted to him or her under the Participant's Executive Benefits Agreement.

                  Notwithstanding any other provision of the Plan, no Employee shall be eligible to commence participation in the Plan from and after July 1, 1996.

                                    ARTICLE V

                                    BENEFITS

         5.1 Salary Continuation Benefits. Each Participant shall receive salary continuation benefits in event of the Participant's death while in the employment of the Company or Affiliate, in accordance with, and subject to, the terms and conditions of the Participant's Executive Benefits Agreement.

         5.2 Supplemental Benefits. Each Participant shall receive such supplemental benefits in event of the Participant's death, disability or retirement, if any, in accordance with, and subject to, the terms and conditions of the Participant's Executive Benefits Agreement.

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         5.3      Withholding of Taxes. The Company shall deduct from the amount of any benefits payable under an Executive Benefits Agreement entered into under this Plan any taxes required to be withheld by the federal or any state or local government.

                                   ARTICLE VI

                             RIGHTS OF PARTICIPANTS

         6.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of the Company or an Affiliate any right to participate in the Plan;

                  (b) Limit in any way the rights of the Company or any Affiliate to terminate a Participant's employment with the Company or any Affiliate at any time;

                  (c) Give a Participant or any spouse or other beneficiary of a deceased Participant any interest in any fund or in any specific asset or assets of the Company or any Affiliate; or

                  (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ a Participant in any particular position or at any particular rate of remuneration.

         6.2 Nonassignment. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall be in any manner payable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

         6.3 Prerequisites. No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder unless and until all the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

                                   ARTICLE VII

                                CLAIMS PROCEDURE

         7.1 Claims Procedure. An initial claim for benefit payment shall be considered filed when a written request is received by the Committee or its duly authorized designate (the "Claims Administrator"). Any Participant or authorized representative (for purposes of this Section 7.1, referred to as "Claimant") shall submit an application for Plan benefits to the Claims Administrator in writing. Such application shall set forth the nature of the claim and such other information as the Claims Administrator may request. The Committee shall establish administrative procedures and safeguards, to ensure that claims determinations are made in accordance with the Plan and have been applied consistently for similarly situated Claimants. No action at law or in equity may be brought to recover benefits under this Plan prior to the date

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the Claimant has exhausted the administrative process of appeal available under the Plan. Claims shall be approved or denied in accordance with the terms of the Plan and the following claims procedures:

                  (a) Calculating Time Periods. The period of time within which a benefit determination is required to be made on a claim or an appeal shall begin at the time the claim or appeal is filed in accordance with the Plan procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to Section 7.1(b) or 7.1(d) due to the failure of a Claimant to submit information necessary to decide the claim or appeal, the period for making the benefit determination shall commence from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

                  (b) Notice of Denial. Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written notice of such action within ninety (90) days after the claim is filed, unless the Claims Administrator determines that special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension and the special circumstances requiring the extension within the initial ninety (90) day period. The extension shall not exceed one hundred eighty (180) days after the claim was originally filed.

                  The denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth (i) the specific reason(s) for denial, (ii) references to the specific provisions of the Plan on which the denial is based, (iii) a description of the claims appeal procedure set forth herein (including applicable time limits),
         (iv) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (v) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

                  Notwithstanding the foregoing, a claim regarding a disability determination must be decided within 45 days of the receipt of the claim. The Committee may request a 30 day extension in special circumstances if the claimant has been notified within the initial 45 day period. If a decision can not be reached within the 30 day extension, the Committee may request a second 30 day extension of the time needed to reach a claims decision.

                  (c) Right to Appeal. Any Claimant who has had a claim for benefits denied by the Claims Administrator, shall have the right to request review by the Committee. Such request must be in writing, and must be made within sixty (60) days after the Claimant receives notice of the claim denial. If written request for review is not made within such sixty (60) day period, the Claimant shall forfeit his or her right to review, as well as the right to challenge the determination in court. The Claimant shall be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other

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         information relevant to the Claimant's claim for benefits. This includes any item that (i) was relied on in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, regardless of whether it was relied on; or (iii) demonstrates compliance with administrative processes and safeguards designed to ensure benefit determinations are appropriately made in accordance with Plan documents.

                  (d) Review of Claim. Upon receiving a request to review a claim (sometimes referred to as an "appeal"), the Committee shall review the claim. The review shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  The Committee shall provide the Claimant a written decision reaffirming, modifying or setting aside the claim denial within sixty
         (60) days after receipt of the written request for review (provided that this initial sixty (60) day period may be extended by up to an additional sixty (60) days if the Committee determines that special circumstances require an extension). The Claimant shall be notified in writing of any such extension within the initial sixty (60) days following the Committee's receipt of the request for review. The extension notice will indicate the special circumstances requiring the extension and the date by which the Committee expects to make the decision.

                  However, if the Committee holds regularly scheduled meetings at least quarterly, this paragraph shall apply and the preceding paragraph shall not apply. The Committee shall make a benefit determination no later than the date of the meeting of the Committee that immediately follows the Committee's receipt of the request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination shall be made no later than the date of the second meeting following the Committee's receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Committee's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Committee shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Committee shall notify the Claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

                  A decision denying a claim on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth
         (i) the specific reason(s) for the denial, (ii) references to the specific Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant's right to obtain the information about such procedures, and (v) a statement of the Claimant's right to bring an action under section 502(a) of ERISA.

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                  Notwithstanding the foregoing, if an appeal is filed in regard to a disability determination, a final decision shall be made and communicated to the claimant within 45 days of receipt of the appeal by the Committee, unless special circumstances require an extension. Such extension cannot extend beyond 75 days after the receipt of the appeal by the Committee. In determining an appeal of a claim for disability determination, the Committee must provide for a review that does not provide deference to the initial adverse determination. The Appeal must be reviewed by members of the Committee who did not take part in the original determination, and if the determination is to be made based on a medical judgement, the Committee members must consult with a health care professional who has the appropriate training and experience in the field of medicine involved in the medical judgement. If a medical judgement is involved in the appeal, the appropriate health care professional consulted in the appeal must not be the same health care professional consulted during the initial claims review.

                  Notification of an adverse disability determination upon appeal must, in addition to the information that must be provided upon denial of a benefit appeal, also state whether any specific rule, guideline, protocol or similar criterion was relied upon in making the determination. If such internal procedures were used, the notice must either provide the rule, guideline, protocol, or similar criterion or state that it will be provided free of charge upon request of the claimant.

                  The decision of the Committee on appeal shall be final and binding upon the Claimant and the Committee and all other persons involved.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Amendment or Termination. The Board may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, adversely affect the rights of any Participant to the benefits provided under an executed Executive Benefits Agreement.

         8.2 Applicable Laws. This Plan shall be governed by, and construed in accordance with, ERISA, and to the extent not preempted by ERISA, the laws of the State of Texas.

         8.3 Unfunded Plan. All obligations of the Company under this Plan are purely contractual and shall not be funded or secured in any way. The Company shall not be required to exercise any option, election or right with respect to any Contract, or if it wishes to exercise any option, election or right under any Contract, it shall not be obligated to exercise such option, election or right in any particular manner. A life insurance or annuity contract (hereinafter referred to as a "Contract") may be applied for by the Company or an Affiliate on the life of each Participant. Such Contract, if purchased, shall be the sole, unrestricted property of the Company or an Affiliate and the Company or an Affiliate shall be designated the beneficiary thereof. Any Contract purchased hereunder shall not at any time either before or after a Participant's retirement, be held in trust but shall instead be part of the Company's unrestricted assets subject to the claims of its general creditors.

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                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed
these presents as evidenced by the signature of its duly authorized officer, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this 19th day of June, 2003.

                                     CENTERPOINT ENERGY, INC.

                                     By   /s/ David M. McClanahan
                                       -----------------------------------------
                                          David M. McClanahan
                                          President and Chief Executive Officer

ATTEST:

    /s/ Richard Dauphin
--------------------------------
Assistant Secretary

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